This FIRST AMENDMENT TO LEASE, dated January 13, 1997 (this
"Amendment"), between RCPI Trust, having an office c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 ("Landlord"), and ACTV, Inc., having an office at 1270 Avenue of the Americas, New York, New York 10020 ("Tenant").

                              W I T N E S S E T H:

                  WHEREAS, Landlord (as successor to Rockefeller Center Properties) and Tenant executed and exchanged that certain Lease, dated January 23, 1996 (the "Original Lease"), covering a portion of the 24th Floor (the "Premises") in the building located at 1270 Avenue of the Americas, New York, New York (the "Building"), all as more particularly described in the Original Lease; and

                  WHEREAS, Landlord and Tenant desire to modify the Original Lease (I) to lease to Tenant certain additional space in the Building and (ii) to otherwise modify the terms and conditions of the Original Lease as hereinafter provided (the Original Lease, as modified by this Amendment, being hereinafter referred to as the "Lease").

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Original Lease shall be modified as follows:

                  1. Capitalized Terms; Recitals; Definitions. All defined terms used herein and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Lease. The recital clauses set forth above are incorporated herein by reference.

                  2.  Demise of Additional Premises, Term and Rent.

                  (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, a portion of the 24th Floor of the Building substantially as shown on Exhibit A annexed hereto and made a part hereof and designated as space `C' (the Additional Premises") for a term to commence on the date upon which landlord offers Tenant possession of the Premises with the Landlord's Work (as defined in Paragraph 6 of this Agreement) substantially completed (subject to Article Two of the Premises Commencement Date") and to end on January 31, 2001 (the Expiration Date") subject to the terms and conditions of the Lease, except as otherwise expressly provided herein.

                  (b) The fixed rent payable under the Original Lease shall be increased by $57,552.00 per annum during the period commending on the fixed rent payable under the Original Lease shall be increased by $57,552.00 per annum during the period commending on the Additional Premises Commencement Date and ending on the day preceding the third anniversary of the Additional Premises Commencement Date; and $61,040.00 per annum thereafter. Tenant hereby covenants and agrees to pay said fixed rent as so increased and the additional rent payable under the Original Lease, at the times and in the manner specified in the Original Lease for the payment of fixed rent and additional rent. Notwithstanding the foregoing, provided Tenant is not in default beyond any applicable notice and grace period, the fixed rent payable with respect to the Additional


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Premises shall be abated at the rate of $4,796.00 per month for the period commencing on the Additional Premises Commencement Date and ending on the two month anniversary of Additional Premises Commencement Date (the "Rent Commencement Date"), which abatement shall be deemed an abatement of fixed rent under Article One.

                  (c) Effective as of the Additional Premises Commencement Date, the term "Premises" shall be deemed to include the Additional Premises except that, (I) in applying the provisions of Article One of the Original Lease to the Additional Premises, (a) "Premises" shall mean the Additional Premises only; and
(b) the "term commencement date" shall mean the Additional Premises Commencement Date; and (ii) Articles Thirty, Thirty-one and Thirty-three of the Original Lease shall not apply to the Additional Premises. Nothing contained in the Amendment shall give to Tenant any option for the renewal or extension of the term hereby granted with respect to the Additional Premises.

                  3. Article Two of the Original Lease shall be amended with respect to the Additional Premises only as follows:

                     "Landlord shall not be liable for failure to deliver
                  possession of the Additional Premises on any specified date. There shall be no postponement of the Additional Premises Commencement Date for any Tenant Delay or Delay by Landlord in the performance of minor details of construction or mechanical adjustments which the Landlord is obligated to perform. The foregoing shall constitute `an express provision to the contrary' as such phrase is used in Section 223-a of the Real Property Law of the State of New York and shall constitute a waiver of Tenant's rights pursuant to such Section 223-a and any other law of like import now or hereafter in force."

                  4. Broadcast Restrictions. Article Three of the Original Lease is amended by adding the following paragraph as Section 3.6.:

                     "Landlord has entered into a Declaration of Covenants and
                  Restrictions with National Broadcasting Company, Inc., dated as of July 17, 1996, a memorandum of which has been recorded in the Office of the Register of the City of New York, New York County (the "Declaration"), pursuant to which Landlord agreed to include, in all leases, licenses and occupancy agreements for space in the Center entered into from and after the date of the Declaration, certain restrictions on the ability of the tenants, licensees and other occupants under such agreements to conduct, allow or permit certain broadcast and related activities in the Center (the Restrictions"). A copy of the Restrictions is attached to this Lease as Exhibit
                  B. Tenant agrees that it shall not take or fail to take, or permit, cause or allow to be taken, any action, and shall not enter into any arrangement, which would violate or cause a violation of the Restrictions."

                  5. Effective on and after the Additional Premises Commencement Date, Section 7.2.3. of the Original Lease shall be amended with respect to the Additional Premises only, by deleting it in its entirety and substituting therefor the following:

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                     "The term `Applicable Rental Rate' as used in this Article shall mean $33.00 per annum during the period commencing on the Additional Premises Commencement Date and ending on the day preceding the third anniversary of the Additional Premises Commencement Date; and $35.00 per annum thereafter."

                  6. Effective on and after the Additional Premises Commencement Date, Section 24.3(I) of the Original Lease shall be amended by deleting the date "December 1, 1996" where it appears therein and substituting therefor the date "December 31, 1996".

                  7. Effective on and after the Additional Premises Commencement Date, Article Twenty-six of the Original Lease shall be restated in its entirety to read as follows:

                     26.1. Tenant shall deposit the amount of $120,181.25 (the
                  "Security Deposit") with Landlord upon the execution of this Lease in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided. Landlord confirms that Tenant has previously deposited with Landlord the amount of $52,181.25.

                     26.2. In lieu of a cash deposit, Tenant may deliver the
                  Security Deposit to Landlord in the form of a clean, irrevocable, non-documentary and unconditional Letter of Credit issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in the City of New York the "Issuing Bank"), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Ratings Service, and has combined capital, surplus and undivided profits of not less than $500,000,000. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges, and (f) otherwise be in form and content satisfactory to Landlord; provided, however, that Landlord shall in no event be obligated to accept a Letter of Credit for any amount less than $25,000. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive period of one year each thereafter during the Term, unless the issuing Bank sends a

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                  notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit, stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of a Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article Twenty-six. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Manhattan. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

                     26.3. If Tenant defaults in the payment or performance of
                  any the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may apply or retain the whole or any part of the cash Security Deposit or may apply or retain the whole or any part of the cash Security Deposit or may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit, and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sum as to which Tenant is in default, including (a) any sum which Landlord may expend or may be required to expend by reason of Tenant's default, and (b) any damages to which Landlord is entitled pursuant to this Lease or applicable Requirements, whether such damages accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the expiration or earlier termination of this Lease and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant's obligations to pay Rent hereunder, and if Tenant shall seek to so apply the Security Deposit, Tenant shall pay liquidated damages to Landlord in a sum equal to two times the amount of any such unpaid Rent.

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                     26.4. Upon a sale of the Building or the Land or a leasing of the Building, or any financing of Landlord's interest therein, Landlord shall have the right to transfer the cash Security Deposit or the Letter of Credit, as applicable, to the vendee, lessee or lender. With respect to the Letter of Credit, within five days after notice from Landlord of such sale, leasing or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or lender, as designated by Landlord in the foregoing notice, or to have the Letter of Credit reissued in the name of the new landlord or lender. Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit, and the provisions of the Section
                  26.4. shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant will not assign or encumber, or attempt to assign or encumber, the cash Security Deposit or Letter of Credit, and neither Landlord not its successors or assigns shall be bound by any such actual or attempted assignment or encumbrance.

                  26.5 If (i) no default with respect to Tenant's obligation to pay Rent on a timely basis under the Lease has occurred during the term and (ii) Tenant is not then in default in the due keeping, observance or performance of any term or condition of the Lease, then on and after the date which is the condition of the Lease, then on and after the date which is the (a) twelve month anniversary of the Rent Commencement Date, the Security Deposit shall be $106,181.25; (b) eighteen month anniversary of the Rent Commencement Date, the Security Deposit shall be $92,181.25; and (c) thirty-six month anniversary of the Rent Commencement Date, the Security Deposit shall be $62,181.25. In event of any reduction of the Security Deposit as hereinabove provided, Landlord shall return to Tenant any amount held by Landlord in excess of the Security Deposit."

                  8. Article Thirty-four of the Original Lease is hereby deleted in its entirety.

                  9. Landlord's Work. Prior to the Additional Premises Commencement Date, Landlord, at its sole cost and expense, shall construct a doorway at a location to be mutually agreed upon by Landlord and Tenant (which shall be of material, manufacture, design, quality, finish and color of the standard adopted by Landlord for the Building) with respect to the Additional Premises (the "Landlord's Work"). Landlord shall provide Tenant with five (5) days prior Notice of the date upon which Landlord's Work shall be substantially completed.

                  10. Tenant Allowance. Landlord agrees that (I) if Tenant is not then in default under the Lease, (ii) upon receipt by it of evidence satisfactory to it of the completion of painting and carpeting the Additional Premises in a manner reasonably to Landlord, and (iii) upon the furnishing by Tenant to Landlord of the evidence of the payment therefor by Tenant, Landlord

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shall reimburse to Tenant the lesser of (a) the payment of the actual cost of such painting and carpeting, or (b) $5,467.00.

                  11.  Brokerage

                  (a) Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Tishman Speyer Properties, L.P. ("Broker") and that, to the best of its knowledge, no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith. The execution and delivery of this Amendment by each party shall be conclusive evidence that each party has relied upon the foregoing representations and warranties.

                  (b) Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorney's fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, or the above representation being false. The provisions of this Paragraph 11 shall survive the expiration or earlier termination of the term of this Amendment.

                  12. No Modification. Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms, provisions, or conditions of the Lease and such terms, provisions, and conditions shall remain in full force and effect as modified hereby.

                  13. Representations. Landlord and Tenant each represents and warrants to the other that as of the date hereof, (I) the Lease is in full force and effect and (ii) no written notices default have been delivered by Landlord or Tenant to the other party and remain outstanding.

                  14.  Miscellaneous.

                  (a) This Amendment contains the entire understanding of the parties with respect to the subject matter hereof.

                  (b) This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

                  (c) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

                  (d) The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                  RCPI TRUST
                                  By Tishman Speyer Properties, L.P., its Agent


                                  By______________________________________
                                              Philip M. Waterman III


                                  ACTV, INC.


                                  By______________________________________
                                                Vice President